EXHIBIT 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) dated the 23rd day of July, 2015 to the Employment Agreement, dated October 1, 2013, as amended on January 20, 2014 and January 12, 2015 (the “Employment Agreement”), by and between Heat Biologics, Inc. (the “Company”) and Melissa Price, Ph.D. (“Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Employment Agreement.

WHEREAS, Employee was retained under the Employment Agreement by the Corporation to serve as its Vice President of Clinical and Regulatory Affairs; and

WHEREAS, the Corporation desires to amend the Executive’s title as set forth in the Agreement.

NOW THEREFORE, for the mutual promises contained herein and for ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Employment Agreement as follows:

1.

Amendment. The first sentence of the first paragraph of Section 1(a) of the Employment Agreement is hereby deleted and replaced with the following: “The Corporation hereby engages and employs Employee as the Vice President of Product Development of the Corporation, and Employee hereby accepts such engagement and employment as the Vice President of Product Development of the Corporation, for the Term (as defined in Section 2).”

2

Severability. The provisions of this Amendment are severable and if any part or it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

3

No Other Amendments; Confirmation. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4.

Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5.

Governing Law. This Amendment is made and shall be construed and performed under the laws of the remaining provisions will nevertheless continue to be valid and enforceable. State of North Carolina without regard to its choice or conflict of law principles and the parties agree to North Carolina as the exclusive venue for any disputes arising hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HEAT BIOLOGICS, INC.

By:	/s/ Jeffrey Wolf
Name:	Jeffrey Wolf
Title:	President and Chief Executive Officer

/s/ Melissa Price, Ph.D.
MELISSA PRICE, PH.D.